UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2024

BrightSpring Health Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41938	82-2956404
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 N. Whittington Parkway

Louisville, Kentucky 40222

(Address of Principal Executive Offices) (Zip Code)

(502) 394-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTSG	The Nasdaq Stock Market LLC
6.75% Tangible Equity Units	BTSGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Common Stock Offering”) by BrightSpring Health Services, Inc. (the “Company”) of its common stock, par value $0.01 per share (“Common Stock”), and the concurrent public offering (the “Units Offering” and, together with the Common Stock Offering, the “Offerings”) by the Company of its 6.75% tangible equity units (“Units”), described in the Company’s prospectus relating to the Common Stock Offering (the “Common Stock Prospectus”) and the Company’s prospectus relating to the Units Offering (together with the Common Stock Prospectus, the “Prospectuses”), in each case, dated January 25, 2024 and filed with the Securities and Exchange Commission on January 26, 2024 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which is deemed to be part of the Company’s Registration Statement on Form S-1 (File No. 333-276348) (as amended, the “Registration Statement”), the following agreements were entered into:

Underwriting Agreements

The Company entered into (i) an Underwriting Agreement in connection with the Common Stock Offering (the “Common Stock Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto, and (ii) an Underwriting Agreement in connection with the Units Offering (the “Units Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto.

The Common Stock Underwriting Agreement and the Units Underwriting Agreement are filed as Exhibits 1.1 and 1.2, respectively, herein and are incorporated herein by reference. The terms of each the Common Stock Underwriting Agreement and the Units Underwriting Agreement are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein.

Units Offering Documents

Units

The Company issued the Units and Purchase Contracts (as defined below) under a purchase contract agreement (the “Purchase Contract Agreement”), dated as of January 30, 2024, between the Company and U.S. Bank Trust Company, National Association, as purchase contract agent, as attorney-in-fact for holders of Purchase Contracts (as defined below) and as trustee under the indenture referred to below. The Company issued the Amortizing Notes (as defined below) under an indenture dated as of January 30, 2024 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of January 30, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee, paying agent and security registrar (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Each Unit offered is composed of (i) a prepaid stock purchase contract issued by the Company (each, a “Purchase Contract”) pursuant to which the Company will deliver to the holder, not later than February 1, 2027 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier settled at the holder’s or the Company’s option, a number of shares of Common Stock per Purchase Contract equal to the settlement rate described below, and (ii) a senior amortizing note issued by the Company (each, an “Amortizing Note”) with an initial principal amount of $8.6618 that pays equal quarterly installments of $0.8438 per Amortizing Note (except for the May 1, 2024 installment payment, which will be $0.8531 per Amortizing Note), which cash payment in the aggregate will be equivalent to 6.75% per year with respect to the $50.00 stated amount per Unit.

Purchase Contracts

Unless earlier settled at the holder’s or the Company’s option, for each Purchase Contract the Company will deliver to holders on the mandatory settlement date a number of shares of Common Stock. The number of shares of Common Stock issuable upon settlement of each Purchase Contract (the “mandatory settlement rate”) will be determined as follows:

•

if the Applicable Market Value (as defined below) of the Common Stock is greater than the threshold appreciation price (initially approximately $15.28), then the holder will receive 3.2733 shares of Common Stock for each Purchase Contract (the “minimum settlement rate”);

•

if the Applicable Market Value of the Common Stock is less than or equal to the threshold appreciation price but greater than or equal to the reference price (initially approximately $13.00), then the holder will receive a number of shares of Common Stock for each Purchase Contract having a value, based on the Applicable Market Value, equal to $50.00, divided by the Applicable Market Value; and

•

if the Applicable Market Value of the Common Stock is less than the reference price, then the holder will receive 3.8461 shares of Common Stock for each Purchase Contract (the “maximum settlement rate”).

The “Applicable Market Value” means the arithmetic average of the VWAPs (as defined in the Purchase Contract Agreement) per share of the Company’s Common Stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding February 1, 2027. The minimum settlement rate and the maximum settlement rate are each subject to adjustment as set forth in the Purchase Contract Agreement.

At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding February 1, 2027, a holder of Purchase Contracts may settle any or all of its Purchase Contracts early, in which case the Company will deliver a number of shares of Common Stock per Purchase Contract equal to the minimum settlement rate on the early settlement date, subject to adjustment as set forth in the Purchase Contract Agreement. In addition, at any time prior to the second scheduled trading day immediately preceding February 1, 2027, if a “Fundamental Change” (as defined in the Purchase Contract Agreement) occurs, holders may settle any or all of their Purchase Contracts early. If a holder elects to settle its Purchase Contracts early in connection with such Fundamental Change, it will receive a number of shares of Common Stock (and any cash payable for fractional shares) per Purchase Contract based on the “Fundamental Change Early Settlement Rate” as defined in, and in accordance with, the Purchase Contract Agreement. In either case, upon early settlement at a holder’s election of a Purchase Contract that is a component of a Unit, the corresponding Amortizing Note will remain outstanding and be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related Purchase Contract early.

On or after November 1, 2024, the Company may elect to settle all, but not less than all, outstanding Purchase Contracts at the “early mandatory settlement rate” on a date fixed by the Company upon not less than five business days’ notice. The “early mandatory settlement rate” will be the maximum settlement rate as of the relevant notice date, unless the closing price per share of the Common Stock for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the notice date in a period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the notice date exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate as of the notice date. If the Company elects to settle all the Purchase Contracts early, holders will have the right to require the Company to repurchase their Amortizing Notes on the terms set forth in the First Supplemental Indenture.

Amortizing Notes

Each Amortizing Note will have an initial principal amount of $8.6618, will bear interest at a rate of 10.00% per annum and will have a final installment payment date of February 1, 2027. On each February 1, May 1, August 1 and November 1, commencing on May 1, 2024, the Company will pay equal quarterly cash installments of $0.8438 per Amortizing Note (except for the May 1, 2024 installment payment, which will be $0.8531 per Amortizing Note), which will constitute a partial repayment of principal and a payment of interest, and which cash payment in the aggregate per year will be equivalent to 6.75% per year with respect to the $50.00 stated amount per Unit. The Amortizing Notes will be the Company’s general unsecured senior obligations and will rank equally with all of the Company’s other existing and future unsecured senior indebtedness from time to time outstanding.

If the Company elects to settle the Purchase Contracts early, holders of Amortizing Notes will have the right to require the Company to repurchase their Amortizing Notes for cash at the repurchase price set forth in the First Supplemental Indenture.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Amortizing Notes then outstanding may declare the unpaid principal of the Amortizing Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Amortizing Notes together with any accrued and unpaid interest thereon will become due and payable.

General

Each Unit may be separated into its constituent Purchase Contract and Amortizing Note after the initial issuance date of the Units, and the separate components may be combined to create a Unit, in each case in accordance with the terms of the Purchase Contract Agreement.

The Units are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BTSGU”. However, the Company will not initially apply to list the separate Purchase Contracts or the separate Amortizing Notes on any securities exchange or automated inter-dealer quotation system.

The foregoing descriptions of the Units, the Purchase Contracts and the Amortizing Notes are summaries and are not meant to be complete descriptions of the Units, the Purchase Contracts and the Amortizing Notes. Each summary is qualified in its entirety by the Purchase Contract Agreement (including the forms of Unit and Purchase Contract included therein), the Base Indenture and the First Supplemental Indenture (including the form of Amortizing Note), as applicable, which are filed as Exhibits 4.1, 4.4 and 4.5, respectively, herein and are incorporated herein by reference and the foregoing descriptions are qualified in their entirety by reference to each such exhibit.

Item 1.02	Termination of a Material Definitive Agreement.

The Company’s wholly-owned subsidiaries, Phoenix Guarantor, Inc. and PharMerica Corporation, were parties to a Monitoring Agreement (the “Monitoring Agreement”), dated as of March 5, 2019, with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) and Walgreens Boots Alliance, Inc. (together with KKR, the “Managers”), which was terminated automatically in accordance with its terms upon the consummation of the Common Stock Offering. In connection with such termination, the Company will pay termination fees of $22.7 million to the Managers.

Affiliates of the Managers are controlling stockholders of the Company and have various relationships with the Company, and an affiliate of KKR acted as underwriter in connection with the Offerings.

Item 3.03	Material Modifications to the Rights of Security Holders.

The information pertaining to Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Incentive Plan

Effective upon pricing of the Common Stock Offering, the Company’s Board of Directors (the “Board”) and its stockholders approved and adopted the BrightSpring Health Services, Inc. 2024 Equity Incentive Plan (the “2024 Incentive Plan”). The 2024 Incentive Plan provides for granting of stock options (“Options”), restricted stock units (“RSUs”), and other equity-based awards tied to the value of shares of Common Stock to key personnel, including directors, officers, employees, consultants, and advisors of the Company and its subsidiaries. For further information regarding the 2024 Incentive Plan, see “Executive Compensation—Equity Incentive Plans—2024 Incentive Plan” in each of the Prospectuses.

A copy of the 2024 Incentive Plan is filed as Exhibit 10.1 herein and is incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such exhibit.

Grant of Equity Awards

In connection with, and following pricing of, the Common Stock Offering, pursuant to the 2024 Incentive Plan, the Company made grants of RSUs and Options to its employees, based on the initial public offering price of $13.00 per share of the Common Stock, including grants to its named executive officers as follows: (i) Jon Rousseau, the Company’s Chairman, President and Chief Executive Officer, received 967,884 RSUs and 320,086 Options, with an aggregate grant date fair value of $14,832,699; (ii) Jim Mattingly, the Company’s Executive Vice President and Chief Financial Officer, received 77,164 RSUs and 28,005 Options, with an aggregate grant date fair value of $1,200,000; (iii) Steven Reed, the Company’s Chief Legal Officer and Corporate Secretary, received 54,658 RSUs and 19,837 Options, with an aggregate grant date fair value of $850,000; (iv) Bob Barnes, President, Community Living, received 46,620 RSUs and 16,919 Options, with an aggregate grant date fair value of $725,000; and (v) Jennifer Yowler, President, PharMerica, received 57,873 RSUs and 21,004 Options, with an aggregate grant date fair value of $900,000.

Each of the RSUs and Options are expected to ratably vest on the first anniversary, second anniversary, and third anniversary of the completion of the Common Stock Offering (except in the case of Mr. Rousseau, whose RSUs and Options are expected to ratably vest on a quarterly basis, as opposed to on an annual basis, from the completion of the Common Stock Offering ), subject to such employee’s continued employment through such date.

For further information regarding the grant of equity awards, see “Executive Compensation—Equity Incentive Plans—2024 Incentive Plan—New Equity Awards” in each of the Prospectuses.

Election of Director

On January 25, 2024, effective immediately following the pricing of the Common Stock Offering, Olivia Kirtley was elected to serve as a new member of the Company’s Board, as the chair of the Audit Committee, and as a member of the Quality & Compliance and Governance Committee. Ms. Kirtley is a Class II director and shall initially serve for a term expiring at the second annual meeting of stockholders following the Common Stock Offering. There are no arrangements or understandings between Ms. Kirtley and any other person pursuant to which she was elected as a director of the Company. For further information regarding Ms. Kirtley, see “Management” in each of the Prospectuses.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated in the Registration Statement, on January 30, 2024, the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), in the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,500,000,000 shares of Common Stock and 250,000,000 shares of preferred stock, par value $0.01 per share.

A description of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been included by the Company under “Description of Capital Stock” in each of the Prospectuses. The Charter and the Bylaws are filed as Exhibits 3.1 and 3.2, respectively, herein and are incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such exhibits.

Item 8.01	Other Events.

On January 30, 2024, the Company completed the (i) Common Stock Offering of 53,333,334 shares of Common Stock, for cash consideration of $13.00 per share ($12.415 per share, net of underwriting discounts) and (ii) Units Offering of 8,000,000 Units, for a purchase price of $50.000 per Unit ($48.625 per Unit, net of underwriting discounts) to a syndicate of underwriters led by Goldman Sachs & Co. LLC, as representative. The Company received aggregate net proceeds of $1,046.4 million from the Offerings, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company has granted the underwriters a (i) 30-day option to purchase up to an additional 8,000,000 shares of Common Stock and (ii) 13-day option to purchase up to an additional 1,200,000 Units, in each case to cover over-allotments, if any.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Common Stock, dated January 25, 2024, between BrightSpring Health Services, Inc. and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto.

1.2	Underwriting Agreement relating to the Units, dated January 25, 2024, between BrightSpring Health Services, Inc. and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto.

3.1	Second Amended and Restated Certificate of Incorporation of BrightSpring Health Services, Inc.

3.2	Amended and Restated Bylaws of BrightSpring Health Services, Inc.

4.1	Purchase Contract Agreement, dated as of January 30, 2024, between BrightSpring Health Services, Inc. and U.S. Bank Trust Company, National Association, as purchase contract agent, as attorney-in-fact for the Holders from time to time as provided therein and as trustee under the indenture referred to therein.

4.2	Form of Unit (included in Exhibit 4.1).

4.3	Form of Purchase Contract (included in Exhibit 4.1).

4.4	Indenture, dated as of January 30, 2024, between BrightSpring Health Services, Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.5	First Supplemental Indenture, dated as of January 30, 2024, between BrightSpring Health Services, Inc. and U.S. Bank Trust Company, National Association, as trustee, paying agent and security registrar.

4.6	Form of Amortizing Note (included in Exhibit 4.5).

10.1	BrightSpring Health Services, Inc. 2024 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTSPRING HEALTH SERVICES, INC.

By:	/s/ Jon Rousseau
Name:	Jon Rousseau
Title:	Chairman, President, and Chief Executive Officer

Date: January 30, 2024